UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

Cannabics Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

(877) 424-2429

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 8, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with D-Beta One EQ, Ltd., an affiliate of YAII EQ, Ltd. ("D-Beta"), which provides that, upon the terms and subject to the conditions and limitations set forth therein, D-Beta will purchase an aggregate of 3,000,000 shares of our Common Stock (the “Purchased Shares”) at a price per share of $1.00 per share, for an aggregate purchase price of $3,000,000. In addition, for a period of one-year from May 8, 2017, D-Beta may from time to time purchase up to an additional 1,500,000 shares of our Common Stock (the "Additional Shares") at a price per share of $2.00 per share, for an aggregate purchase price of $3,000,000 assuming the purchase of all of the Additional Shares.

Pursuant to the Purchase Agreement, we are required to register all shares previously acquired by D-Beta or its affiliates, the Purchased Shares, and the Additional Shares.

The Company will file with the Securities and Exchange Commission a prospectus supplement to the Company's prospectus, dated April 21, 2017, filed as part of the Company's effective shelf registration statement on Form S-3, File No. 333-216845, registering all of the shares of Common Stock that are to be offered and sold to D-Beta pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, we shall use the net proceeds from the sale of the shares for working capital purposes and capital expenditures. For 60 days from the effective date of the Purchase Agreement we may not sell shares of Common Stock that are freely tradable at a price equal to or below $1.00 per share. There are no other restrictions on future financing transactions. The Purchase Agreement does not contain any right of first refusal, participation rights, penalties or liquidated damages. We did not pay any additional amounts to reimburse or otherwise compensate D-Beta in connection with the transaction.

The Purchase Agreement shall terminate automatically on the one-year anniversary of the effective date of the Purchase Agreement.

D-Beta has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time prior to the public disclosure of the Purchase Agreement.

The foregoing is a summary description of certain terms of the Purchase Agreement. For a full description of all terms, please refer to the copy of the Purchase Agreement that is filed herewith as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement.

The Company’s press release announcing its entry into the Purchase Agreement with D-Beta is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of May 8, 2017, between Cannabics Pharmaceuticals Inc. and D-Beta One EQ, Ltd.

99.1	Press Release, dated May 9, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABICS PHARMACEUTICALS INC.

By:	/s/ Itamar Borochov
Name: Itamar Borochov Title: Chief Executive Officer

Date:  May 9, 2017